UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

EVELO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Memorial Drive

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 577-0300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2022 (the “Closing Date”), Evelo Biosciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation, as lender and collateral agent (the “Lender”), pursuant to which the Lender agreed to make term loans in an aggregate principal amount of up to $45.0 million, available to the Company on the Closing Date and the Company borrowed $45.0 million. Borrowings under the Loan Agreement are collateralized by substantially all of the Company’s personal property, excluding intellectual property, and the Company pledged its equity interests in its subsidiaries, subject to certain limitations with respect to its foreign subsidiaries.

Interest on the outstanding loan balance will accrue at a variable annual rate equal to the greater of (i) 11% and (ii) rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” plus the “Loan Rate Spread” as defined in the Loan Agreement. For $35.0 million of the $45.0 million borrowed on the Closing Date, the Company is required to make interest-only payments on the loans for the first thirty-six monthly payment dates prior to when the loans are scheduled to begin amortizing on February 1, 2026 (the “Amortization Date”), with equal monthly payments of principal plus interest being made by the Company to the Lender in consecutive monthly installments following such interest-only period until the loans mature on January 1, 2028 (the “Maturity Date”). The remaining $10.0 million borrowed on the Closing Date will be due and payable on the Maturity Date. At the Company’s option, the Company may prepay the loans in whole, subject to a prepayment fee of 3% of the amount prepaid if prepaid on or before the Amortization Date, or if the prepayment occurs after less than 12 months after Amortization Date, 2% of the amount prepaid, and if more than 12 months after the Amortization Date but before the Maturity Date, 1%. A final payment equal to 4.25% of the principal borrowed on the Closing Date is due on the Maturity Date (or upon repayment in full of principal, if earlier).

Upon the entry into the Loan Agreement, the Company was required to pay the Lender a commitment fee of $450,000, as well as other customary fees and expenses. The Loan Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of covenants, change of control and occurrence of a material adverse effect. Upon the occurrence and continuation of an event of default, a default interest rate of an additional 5% per annum may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and exercise all of their rights and remedies as set forth in the Loan Agreement and under applicable law. The Company’s subsidiary, Evelo Biosciences Security Corporation, may maintain cash or cash equivalents so long as the Company satisfies certain liquidity requirements.

In addition, in connection with the entry into the Loan Agreement, the Company also issued to the Lender warrants to purchase up to an aggregate 463,915 shares of the Company’s common stock, with an exercise price of $1.94 per share (the “Bank Warrants”). The Bank Warrants are exercisable immediately and expire on December 15, 2032, provided that, under certain circumstances, the Bank Warrants may terminate and expire earlier in connection with the closing of certain acquisition transactions involving the Company. The Bank Warrants provide that the Lender may elect to exercise the warrant on a net “cashless” basis at any time prior to the expiration thereof. The fair market value of one share of the Company’s common stock in connection with any cashless exercise shall be the closing price or last sale price per share of the Company’s common stock on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market on which the Company’s common stock is traded on the business day immediately prior to the date the holder elects to exercise the Bank Warrants on a cashless basis.

The foregoing descriptions of the Loan Agreement and Bank Warrants are qualified in their entirety by reference to the full text of the Loan Agreement and the form of Bank Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

In connection with the entry into the Loan Agreement, on the Closing Date, the Company repaid in full all outstanding indebtedness under its Loan and Security Agreement with K2 HealthVentures LLC dated July 19, 2019, as amended (the “Prior Loan Agreement”) and K2 terminated all of its commitments thereunder, the material terms of which have been disclosed previously. The aggregate principal amount of the loan outstanding under the Prior Loan Agreement at the time of repayment was $45.0 million in principal. K2 HealthVentures LLC’s security interest in the Company’s assets under the Prior Loan Agreement were terminated in connection with the Company’s discharge of its indebtedness thereunder. The Company did not incur any penalties, but did incur a prepayment fee of $450,000, as a result of the foregoing.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the repayment and termination of the Prior Loan Agreement is incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the Loan Agreement is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock, dated as of December 15, 2022, issued by Evelo Biosciences, Inc. to Horizon Technology Finance Corporation, together with a schedule of warrantholders

10.1	Loan and Security Agreement by and among Evelo Biosciences, Inc. and Horizon Technology Finance Corporation, dated December 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: December 16, 2022	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer, Senior Vice President and Treasurer